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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-73220) of SPSS Inc. of our report dated January 24, 2001 relating to the financial statements of NetGenesis Corp., which is incorporated by reference in this Current Report on Form 8-K of SPSS Inc. dated December 21, 2001.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 2001